CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of 511410, Inc., for the Quarter Ending October 31, 2005, I, Scott Raleigh, Chief Executive Officer and Chief Financial Officer of 511410, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.     Such Quarterly Report on Form 10-QSB for the period ending October 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such Quarterly Report on Form 10-QSB for the period ended October 31, 2005, fairly represents in all material respects, the financial condition and results of operations of 511410, Inc.

Dated: December 9, 2005

511410, INC.

By:	/s/ Scott Raleigh Chief Executive Officer and Chief Financial Officer